PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER
ENDED JUNE 30, 2015

Jacksonville, Florida; July 29, 2015 -

Third Quarter Operating Results.

Patriot Transportation Holding, Inc. (NASDAQ-PATI) reported a net income of $1,003,000 or $.31 per diluted share in the third quarter of fiscal 2015, a decrease of $407,000 or $.12 per diluted share compared to net income of $1,410,000 or $.43 per diluted share in the same period last year. Transportation revenue increased $485,000 or 1.7% on 302,000 (-2.7%) fewer miles but fuel surcharge revenues were down versus the comparable quarter last year $515,000 more than the decline in fuel costs. Our number of drivers available declined 4.8% from the year ago quarter despite a 1.4% increase in driving pay on the fewer miles. Our actuarial experience in our self-insured medical coverage also worsened by $284,000 over last year's third quarter. The significant customer loss experienced last quarter for which we took an impairment charge of $2,074,000 ($1,265,000 after tax) was largely overcome with revenue from other customers with better rates than offered by the impairment customer. The availability of fewer drivers year over year hindered management's ability to achieve revenue miles equivalent to last year's third quarter performance. Corporate expenses allocated to the Company were also up $254,000 quarter over comparable quarter.

Nine Month Operating Results.

Net income for the first nine months of fiscal 2015 was $1,754,000 or $.54 per share, a decrease of $674,000 or $.21 per diluted share compared to net income of $2,428,000 or $.75 per diluted share in the same period last year. The Company recorded an intangible asset impairment charge of $2,074,000, with an after tax impact to net income of $1,265,000, in its consolidated and combined financial statements for the quarter ended March 31, 2015, relating to the Pipeline Transportation acquisition in November 2013. The Company's conclusion that an impairment charge was necessary is the result of (i) the loss of a significant Pipeline customer over the course of the first six months of calendar 2014, and then (ii) the notification from another customer during the second quarter that the Company would not be able to retain a sizeable piece of the business the Company acquired from Pipeline at the rates the Company quoted them during a competitive bid process. In both cases, management was not willing to lower our rates to retain the business and chose instead to use our assets and manpower to find and service new business.

The following discussion includes certain non-GAAP financial measures ("adjusted") within the meaning of Regulation G promulgated by the Securities and Exchange Commission ("Regulation G") to supplement the financial results as reported in accordance with GAAP. The non-GAAP financial measures discussed below include adjusted net income, adjusted operating profit and adjusted operating ratio. These non-GAAP financial measures exclude

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the intangible asset impairment charge incurred in the quarter.  Patriot uses these metrics to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company's adjusted net income for the first nine months of fiscal 2015 was $3,019,000, or $.92 per diluted share, an improvement of $591,000 or $.17 per diluted share as compared to net income of $2,428,000, or $.75 per diluted share, in the same period last year. Our adjusted operating profit for the period was up $960,000 over the same period last year and our adjusted operating ratio improved from 95.8% to 94.6%.

For the nine months our transportation revenue was up $1,580,000, a 2% improvement over the same period last year and the fuel cost savings for the period were greater than the decrease in fuel surcharge revenue by $417,000 adding to the positive improvement. On the expense side the Company improved by $827,000 over the first nine months of last year in reducing out-of-town driver costs, toll charges and rigging expenses. The nine month performance improvement was still lessened by $327,000 of one-time spin-off costs, a $551,000 increase in insurance and losses, a $606,000 increase in driver compensation and benefits as driver turnover worsened, a $231,000 increase in depreciation and a $434,000 increase in corporate expenses (most of which occurred in this third quarter).

Summary and Outlook.

Management's strategy of letting lower rated business go and replacing it with better rated business resulted in an increase of $1,580,000 in transportation revenue for our first nine months this year versus the same period last year on 577,000 fewer revenue miles. While Management is pleased with the positive trends in our transportation revenue we are still challenged to produce better improvement in bottom line results.. Headwinds to our improvement are the continuing high costs associated with hiring and training drivers in this very tight driver market in addition to historically higher medical and risk claims costs. Management is continuing to work with two national firms on reducing the high costs associated with driver turnover and to create a more targeted approach to adding company drivers in markets where it believes that both (i) solid new business opportunities are available and (ii) a good driver applicant pool appears to exist. Management continues to monitor our position with respect to the levels of self-insurance we will carry on medical claims going forward as the national trend of higher medical costs continues to worsen.

Conference Call.

The Company will also host a conference call on Thursday morning, July 30, 2015 at 10:00 a.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-290-9461 (pass code 42841) within the United States. International callers may dial 1-334-323-7224 (pass code 42841). Computer audio live streaming is available via the Internet through Conference America, Inc.'s website at http://stream.conferenceamerica.com/pth073015 or via the Company's website at www.patriottrans.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/live. For the archived audio via the

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internet, click on the following link
http://archive.conferenceamerica.com/archivestream/pth073015.wma. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 77454746. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs;
risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.



                                 Continued

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
             CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                               (In thousands)
                                (Unaudited)

                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                      JUNE 30,                 JUNE 30,
                                  2015        2014          2015      2014
                                  ----        ----          ----      ----
Revenues:
  Transportation revenues     $ 28,609      28,124      $ 82,994    81,414
  Fuel surcharges                2,490       5,445         9,559    15,646
                                ------      ------        ------    ------
Total revenues                  31,099      33,569        92,553    97,060

Cost of operations:

  Compensation and benefits     12,552      12,290        36,308    35,702
  Fuel expenses                  5,095       7,535        15,961    22,465
  Repairs & tires                2,019       1,929         5,739     5,806
  Other operating                1,090       1,316         3,215     4,042
  Insurance and losses           2,681       2,709         8,298     7,747
  Depreciation expense           2,098       2,068         6,330     6,099
  Rents, tags & utilities          987         973         2,882     2,750
  Sales, general &
    administrative               2,143       2,095         6,779     6,614
  Corporate expenses               782         528         2,833     2,072
  Intangible asset impairment        -           -         2,074         -
  Gain on equipment sales          (21)       (213)         (819)     (304)
                                ------      ------        ------    ------
Total cost of operations        29,426      31,230        89,600    92,993
                                ------      ------        ------    ------

Total operating profit           1,673       2,339         2,953     4,067

Interest expense                   (29)        (28)          (78)      (86)
                                ------      ------        ------    ------

Income before income taxes       1,644       2,311         2,875     3,981
Provision for income taxes         641         901         1,121     1,553
                                ------      ------        ------    ------

Net income                     $ 1,003       1,410       $ 1,754     2,428
                                ======      ======        ======    ======

Comprehensive Income           $ 1,003       1,410       $ 1,754     2,428
                                ======      ======        ======    ======

Earnings per common share:
  Net Income-
    Basic                         0.31        0.43          0.54      0.75
    Diluted                       0.31        0.43          0.54      0.75

Number of shares
(in thousands) used in computing:
 -basic earnings
  per common share               3,268       3,243         3,265     3,243
 -diluted earnings
  per common share               3,276       3,243         3,273     3,243

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Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, Patriot presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this press release are adjusted net income, adjusted operating profit and adjusted operating ratio. Patriot uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Net Income

Adjusted net income excludes the impact of the intangible asset impairment charge. Adjusted net income is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between net income and adjusted net income is as follows:

                                 Three months ended       Nine months ended
                                   June 30, 2015            June 30, 2015
                                 ------------------      ------------------
Net Income                       $            1,003                  1,754
Adjustments:
 Intangible asset impairment charge               -                  1,265
                                 ------------------      ------------------
Adjusted net income              $            1,003                  3,019
                                 ==================      ==================

Adjusted Operating Ratio

Adjusted operating ratio excludes the impact of the intangible asset impairment charge. Adjusted operating ratio is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating ratio and adjusted operating ratio is as follows:

                                 Three months ended       Nine months ended
                                   June 30, 2015            June 30, 2015
                                 ------------------      ------------------
Operating ratio                               94.6%                   96.8%
Adjustments:
 Intangible asset impairment charge            0.0%                   (2.2%)
                                 ------------------      ------------------
Adjusted operating ratio                      94.6%                   94.6%
                                 ==================      ==================

Adjusted Operating Profit

Adjusted operating profit excludes the impact of the intangible asset impairment charge. Adjusted operating profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating profit and adjusted operating profit is as follows:




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                                 Three months ended       Nine months ended
                                   June 30, 2015            June 30, 2015
                                 ------------------      ------------------
Operating profit                            $ 1,673                   2,953
Adjustments:
 Intangible asset impairment charge               -                   2,074
                                 ------------------      ------------------
Adjusted operating profit                   $ 1,673                   5,027
                                 ==================      ==================

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